As filed with the Securities and Exchange Commission on June 1, 1998

                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                       ----------------------------------
                           MAXWELL SHOE COMPANY INC.
               (Exact name of issuer as specified in its charter)

            DELAWARE                                         04-2599205
  (State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                      Identification Number)

       101 Sprague Street                                      02137
          P.O. BOX 37                                        (Zip Code)
     READVILLE (BOSTON), MA
     (Address of Principal
       Executive Offices)

                           1994 STOCK INCENTIVE PLAN
                           (Full title of the Plan)
                              Mr. Mark J. Cocozza
          Chairman of the Board, Chief Executive Officer and President
                           Maxwell Shoe Company Inc.
                               101 Sprague Street
                                  P.O. Box 37
                         Readville (Boston), MA  02137
                    (Name and address of agent for service)
                                 (617) 364-5090
         (Telephone number, including area code, of agent for service)
                   ------------------------------------------

                                With a copy to:
                            Jonathan K. Layne, Esq.
                          Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                         Los Angeles, California 90071
                                 (213) 229-7000
                   ------------------------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
  Title of Securities          Amount to         Proposed Maximum     Proposed Maximum      Amount of
    to be Registered         be Registered      Offering Price per        Aggregate       Registration
                                                       Share           Offering Price          Fee
--------------------------------------------------------------------------------------------------------
Class A Common Stock,       300,000 shares (1)     $  18.1875 (2)      $ 5,456,250 (2)    $ 1,609.59 (2)
$.01 par value
========================================================================================================

(1) These shares of Class A Common Stock are reserved for issuance pursuant to the 1994 Stock Incentive Plan of Maxwell Shoe Company Inc. Pursuant to Rule 416, there is also being registered such number of additional shares which may become available for purchase pursuant to the foregoing Plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits. This Registration Statement does not include 750,000 shares available under the Plan for which a registration statement on Form S-8 (File No. 33-83438) was previously filed on August 30, 1994 and for which a registration fee was previously paid.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock of Maxwell Shoe Company Inc. as reported on the NASDAQ National Market System on May 27, 1998.

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 was filed with respect to the Maxwell Shoe Company Inc. 1994 Stock Incentive Plan. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 33-83438) filed on August 30, 1994, by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

     (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1997;

     (2) the Registrant's Quarterly Report on Form 10-Q for the quarter ended January 31, 1998;

     (3)  the Registrant's Current Report on Form 8-K dated May 4, 1998;

     (4) the Registrant's Prospectus dated April 21, 1998 filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933.

     (5) the description of the Class A Common Stock set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-2 (File No. 333-48199) filed March 18, 1998 and amendments thereto; and

     (6) the Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30, 1994.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

          4.1 Maxwell Shoe Company Inc. 1994 Stock Incentive Plan, as amended on April 2, 1998.

          4.2 Form of Employee Non-Qualified Stock Option Agreement pursuant to 1994 Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30, 1994).

          4.3 Form of Employee Incentive Stock Option Agreement pursuant to 1994 Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30, 1994).

          4.4 Form of Non-Employee Director Stock Option Agreement pursuant to 1994 Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30, 1994).

          4.5 Form of Restricted Stock Agreement pursuant to 1994 Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30, 1994).

          5    Opinion of Gibson, Dunn & Crutcher LLP.

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

          24   Power of Attorney (included on page 4 of this Registration
               Statement)


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Readville, State of Massachusetts, on this 1st day of June, 1998.

                              MAXWELL SHOE COMPANY INC.



                              By: /s/ MARK J. COCOZZA
                                 --------------------------------------
                                            Mark J. Cocozza
                                 Chairman of the Board, Chief Executive
                                         Officer and President

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Cocozza and James J. Tinagero as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                     Title                               Date
-------------------------------------   ---------------------------------------------   ---------------------



/s/ MARK J. COCOZZA                     Chairman of the Board, Chief Executive              June 1, 1998
-------------------------------------   Officer and President
Mark J. Cocozza                         (Principal Executive Officer)

/s/ JAMES J. TINAGERO                   Executive Vice President                            June 1, 1998
-------------------------------------   (Principal Financial Officer)
James J. Tinagero

/s/ RICHARD J. BAKOS                    Vice President Finance and                          June 1, 1998
-------------------------------------   Chief Financial Officer
Richard J. Bakos                        (Principal Accounting Officer)

/s/ STEPHEN A. FINE                     Director                                            June 1, 1998
-------------------------------------
Stephen A. Fine

/s/ JONATHAN K. LAYNE                   Director                                            June 1, 1998
-------------------------------------
Jonathan K. Layne

                                 EXHIBIT INDEX


       Exhibit
       Number                                        Description
       -------                                       -----------
       4.1   Maxwell Shoe Company Inc. 1994 Stock Incentive Plan, as amended on April 2, 1998.
       4.2   Form of Employee Non-Qualified Stock Option Agreement pursuant to 1994 Stock Incentive Plan
             (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438)
             filed August 30, 1994).
       4.3   Form of Employee Incentive Stock Option Agreement pursuant to 1994 Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30,
             1994).
       4.4   Form of Non-Employee Director Stock Option Agreement pursuant to 1994 Stock Incentive Plan
             (incorporated by reference to Registrant's Registration Statement on Form S-8 (File No. 33-83438)
             filed August 30, 1994).
       4.5   Form of Restricted Stock Agreement pursuant to 1994 Stock Incentive Plan (incorporated by reference to
             Registrant's Registration Statement on Form S-8 (File No. 33-83438) filed August 30, 1994).
         5   Opinion of Gibson, Dunn & Crutcher LLP.
      23.1   Consent of Ernst & Young LLP.
      23.2   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
        24   Power of Attorney (included on page 4 of this Registration Statement)